ANNUAL STATEMENT OF COMPLIANCE

                AMERICAN HOME MORTGAGE SERVICING, INC.

                HSI ASSET LOAN OBLIGATION TRUST 2007-1


     I, David M. Friedman, a duly authorized officer of American Home Mortgage Servicing, Inc., as servicer (the "Servicer"), pursuant to the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of November 1, 2006, among HSBC Bank USA, National Association, the Servicer and American Home Mortgage Corp. (the "Agreement"), hereby certify that:

     1. A review of the Servicer's activities during the period from and including January 1, 2007 through and including December 31, 2007 (the "Reporting Period") and of the Servicer's performance under the Agreement and any other applicable servicing agreement has been made under my supervision.

     2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement and any other applicable servicing agreement in all material respects throughout the Reporting Period.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 10th day of March, 2008.


                                             By:/s/David M. Friedman
                                                ----------------------------
                                             Name: David M. Frye
                                             Title: Executive Vice President